As Filed Pursuant to Rule 424(b)(7)

Registration Statement No. 333-196611

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Shares to be Registered	Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Common Stock, par value $0.01 per share	5,033,230	$80.47	$405,024,019	$47,063.79

(1)	Calculated in accordance with Rule 457(o) and 457(r) and under the Securities Act of 1933, as amended.
(2)	Payment of the registration fee at the time of filing of the Registrant’s Registration Statement on Form S-3, filed with the Securities and Exchange Commission on June 9, 2014 (File No. 333-196611) (the “Registration Statement”), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. The Registrant deposited $47,063.79 by wire transfer of same-day funds to the Securities and Exchange Commission’s account at US Bank on August 11, 2015. This paragraph shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement.

PROSPECTUS SUPPLEMENT

(To prospectus dated June 9, 2014)

5,033,230 Shares

Acadia Healthcare Company, Inc.

Common Stock

The selling stockholders named in this prospectus supplement are selling 5,033,230 shares of our common stock. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. Certain of the selling stockholders are members of our senior management. See “Selling Stockholders.” We will bear all of the offering expenses other than the underwriting discounts and commissions. The selling stockholders will pay underwriting discounts and commissions with respect to the sale of these shares.

Our shares trade on The NASDAQ Global Select Market under the symbol “ACHC.” On August 7, 2015, the last reported sale price of our common stock on The NASDAQ Global Select Market was $81.78 per share.

Investing in shares of our common stock involves substantial risks that are described in the “Risk Factors” sections beginning on page S-3 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2014, which we have filed with the Securities and Exchange Commission and which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

The underwriter has agreed to purchase shares of our common stock from the selling stockholders at a price of $80.47 per share, which will result in approximately $405.0 million of aggregate proceeds to the selling stockholders before expenses. The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on The NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting” on page S-14 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about August 14, 2015.

UBS Investment Bank

The date of this prospectus supplement is August 10, 2015.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under this shelf registration process, we and selling stockholders may sell from time to time the securities described in the accompanying prospectus in one or more offerings such as this offering. This prospectus supplement provides you with specific information about our common stock that the selling stockholders are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, the selling stockholders and other information you should know before investing. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. To the extent the information in this prospectus supplement is different from that in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” of this prospectus supplement, before investing in our common stock.

We have not, and the selling stockholders and the underwriter have not, authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or that is contained in any free writing prospectus issued by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders nor the underwriter take any responsibility for, and can provide no assurances as to the reliability of, any other information that others may give to you. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus supplement and the accompanying prospectus is complete and accurate as of the date on the front cover of this prospectus supplement, but the information and our business, cash flows, condition (financial and otherwise), liquidity, prospects and results of operations may have changed since that date.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of shares of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain and incorporate by reference “forward-looking statements.” Forward-looking statements include any statements that address future results or occurrences. In some cases you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “would,” “should,” “could” or the negative thereof. Generally, the words “anticipate,” “believe,” “continue,” “expect,” “intend,” “estimate,” “project,” “plan” and similar expressions identify forward-looking statements. In particular, statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance contain forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors, many of which are outside of our control, which could cause our actual results, performance or achievements to differ materially from any results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to:

•	our significant indebtedness, our ability to meet our debt obligations, and our ability to incur substantially more debt;

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•	difficulties in successfully integrating the operations of acquired facilities, including those acquired in the CRC Health Group, Inc., or CRC, and Partnerships in Care acquisitions, or realizing the potential benefits and synergies of these acquisitions;

•	our ability to implement our business strategies in the United Kingdom and adapt to the regulatory and business environment in the United Kingdom;

•	the impact of payments received from the government and third-party payors on our revenues and results of operations, including the significant dependence of the Partnerships in Care facilities on payments received from the National Health Service in the United Kingdom, or NHS;

•	the occurrence of patient incidents, which could result in negative media coverage, adversely affect the price of our securities and result in incremental regulatory burdens and governmental investigations;

•	our future cash flow and earnings;

•	our restrictive covenants, which may restrict our business and financing activities;

•	our ability to make payments on our financing arrangements;

•	the impact of the economic and employment conditions in the United States and the United Kingdom on our business and future results of operations;

•	compliance with laws and government regulations;

•	the impact of claims brought against our facilities;

•	the impact of governmental investigations, regulatory actions and whistleblower lawsuits;

•	the impact of healthcare reform in the United States and abroad;

•	the impact of our highly competitive industry on patient volumes;

•	our ability to recruit and retain quality psychiatrists and other physicians;

•	the impact of competition for staffing on our labor costs and profitability;

•	our dependence on key management personnel, key executives and local facility management personnel;

•	our acquisition strategy, which exposes us to a variety of operational and financial risks, as well as legal and regulatory risks (e.g., exposure to the new regulatory regimes such as the United Kingdom for Partnerships in Care and various investigations relating to CRC);

•	the impact of state efforts to regulate the construction or expansion of healthcare facilities (including those from CRC and Partnerships in Care) on our ability to operate and expand our operations;

•	our potential inability to extend leases at expiration;

•	the impact of controls designed to reduce inpatient services on our revenues;

•	the impact of different interpretations of accounting principles on our results of operations or financial condition;

•	the impact of environmental, health and safety laws and regulations, especially in states where we have concentrated operations;

•	the impact of an increase in uninsured and underinsured patients or the deterioration in the collectability of the accounts of such patients on our results of operations;

•	the risk of a cyber-security incident and any resulting violation of laws and regulations regarding information privacy or other negative impact;

•	the impact of laws and regulations relating to privacy and security of patient health information and standards for electronic transactions;

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•	the impact of a change in the mix of our earnings, and changes in tax rates and laws generally;

•	failure to maintain effective internal control over financial reporting;

•	the impact of fluctuations in our operating results, quarter to quarter earnings and other factors on the price of our securities;

•	the impact of our equity sponsor’s rights over certain company matters;

•	the impact of the trend for insurance companies and managed care organizations to enter into sole source contracts on our ability to obtain patients;

•	the impact of fluctuations in foreign exchange rates; and

•	the other risks described under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus and in similarly titled sections in our reports that we file with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. These risks and uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. These forward-looking statements are made only as of the date of this prospectus supplement. Except as otherwise required by applicable law, we do not undertake and expressly disclaim any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

MARKET AND INDUSTRY DATA

We obtained the market and competitive position data used in the documents incorporated by reference herein from our own research, surveys or studies conducted by third parties and industry or general publications. Such surveys, studies and publications generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified the information, and we have not ascertained the underlying economic assumptions relied upon therein, and we do not make any representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources. Our estimates involve risks and uncertainties, and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and in similarly titled sections in our reports that we file with the SEC.

CAUTIONARY NOTE REGARDING FINANCIAL INFORMATION

The audited consolidated financial statements as of and for the financial years ended December 31, 2013, 2012 and 2011 and the unaudited consolidated financial statements as of and for the six months ended June 30, 2014 relating to Partnerships in Care that are incorporated by reference into this prospectus supplement have been prepared in accordance with United Kingdom Accounting Standards, or U.K. GAAP. U.K. GAAP differs in certain respects from generally accepted accounting principles in the United States, or U.S. GAAP. Partnerships in Care has not prepared and does not currently intend to prepare its financial statements in U.S. GAAP. A reconciliation to U.S. GAAP is included in the Partnerships in Care financial statements. Acadia completed the acquisition of Partnerships in Care on July 1, 2014 and all results of operations of Partnerships in Care subsequent to such date are reflected in Acadia’s financial statements. Unless otherwise noted, all references to GAAP in this prospectus supplement and the accompanying prospectus refer to U.S. GAAP.

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This prospectus supplement incorporates by reference certain unaudited information, including revenue and operating statistics based on revenue, that is presented on a pro forma basis assuming that the CRC and Partnerships in Care acquisitions, as well as certain other immaterial acquisitions, occurred as of January 1, 2014. The unaudited pro forma financial information has been prepared using the acquisition method of accounting for business combinations under GAAP. The unaudited pro forma financial information is for illustrative purposes only and does not purport to represent what our financial condition or results of operations actually would have been had the events in fact occurred on the assumed date or to project our financial condition or results of operations for any future date or future period. The unaudited pro forma financial information should be read in conjunction with the consolidated financial statements and notes thereto elsewhere in this prospectus supplement and the financial statements of Acadia in other reports that we have filed with the SEC and incorporated by reference herein.

TRADEMARKS AND TRADE NAMES

This prospectus supplement includes our trademarks, which are protected under applicable intellectual property laws and are the property of Acadia Healthcare Company, Inc. or its subsidiaries. This prospectus supplement also contains trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider when making your investment decision. You should carefully read the entire prospectus supplement, the accompanying prospectus and the information incorporated herein by reference, including the section entitled “Risk Factors” beginning on page S-3 of this prospectus supplement and the “Risk Factors” section in the accompanying prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2014 and in our other reports that we file with the SEC.

In this prospectus supplement, unless the context requires otherwise, references to “Acadia,” the “Company,” “we,” “us” and “our” refer to Acadia Healthcare Company, Inc., together with its consolidated subsidiaries. When we refer to our operations or results “on a pro forma basis,” we mean the statement is made as if the CRC and Partnerships in Care acquisitions had been completed as of the date stated or as of the beginning of the period referenced.

Our Company

We are the leading publicly traded pure-play provider of behavioral healthcare services, with operations in the United States and the United Kingdom. As of June 30, 2015, we operated 223 behavioral healthcare facilities with over 9,000 beds in 37 states, the United Kingdom and Puerto Rico. We believe that our primary focus on the provision of behavioral healthcare services allows us to operate more efficiently and provide higher quality care than our competitors. For the six months ended June 30, 2015 and the years ended December 31, 2014 and 2013, we generated revenue of approximately $819.4 million, $1.0 billion and $713.4 million, respectively.

Our inpatient facilities offer a wide range of inpatient behavioral healthcare services for children, adolescents and adults. We offer these services through a combination of acute inpatient psychiatric and specialty facilities and residential treatment centers, or RTCs. Our acute inpatient psychiatric and specialty facilities provide the most intensive level of care, including 24-hour skilled nursing observation and care, daily interventions and oversight by a psychiatrist and intensive, highly-coordinated treatment by a physician-led team of mental health professionals. Our RTCs offer longer-term treatment programs primarily for children and adolescents with long-standing chronic behavioral health problems. Our RTCs provide physician-led, multi-disciplinary treatments that address the overall medical, psychiatric, social and academic needs of the patient. During the year ended December 31, 2014, we acquired 27 facilities and added 378 new beds to our existing facilities. For the year ending December 31, 2015, we expect to add approximately 500 total beds to facilities we owned as of December 31, 2014.

Our outpatient community-based services provide therapeutic treatment to children and adolescents who have a clinically defined emotional, psychiatric or chemical dependency disorder while enabling patients to remain at home and within their community. Many patients who participate in community-based programs have transitioned out of a residential facility or have a disorder that does not require placement in a facility that provides 24-hour care.

Recent Developments

On July 1, 2015, we completed the acquisition of (i) the assets of Belmont Behavioral Health, an inpatient psychiatric facility with 147 beds located in Philadelphia, Pennsylvania for cash consideration of approximately $40.0 million, which consists of $35.0 million base purchase price and an estimated working capital settlement of $5.0 million, and (ii) The Manor Clinic, a substance abuse facility with 15 beds located in England, for cash consideration of approximately $5.9 million.

Company Information

Acadia Healthcare Company, Inc. is a Delaware corporation. On May 13, 2011, we converted from a Delaware limited liability company (Acadia Healthcare Company, LLC) to a Delaware corporation (Acadia Healthcare Company, Inc.) in accordance with Delaware law. Our principal executive offices are located at 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067. Our telephone number is (615) 861-6000. Our website is www.acadiahealthcare.com . The information contained on our website is not part of this prospectus supplement or the accompanying prospectus and is not incorporated in this prospectus supplement, the accompanying prospectus or any other document that we file with the SEC by reference.

The Offering

Common stock offered by the selling stockholders	5,033,230 shares

Common stock to be outstanding after this offering	71,637,097 shares. The number of shares of common stock outstanding will not change as a result of this offering.

Use of Proceeds	We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. See “Use of Proceeds.”

Risk Factors	You should carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page S-3 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in our other reports that we file with the SEC, which are incorporated by reference in this prospectus supplement, before making any decision to invest in our common stock.

NASDAQ Global Select Market symbol	ACHC

The number of shares of our common stock to be outstanding after this offering is based on 71,637,097 shares of our common stock outstanding as of August 5, 2015 and excludes:

•	761,013 shares issuable upon exercise of stock options outstanding as of August 5, 2015 at a weighted average exercise price of $40.28;

•	218,084 shares issuable upon the vesting of restricted stock units outstanding as of August 5, 2015;

•	an aggregate of 1,881,945 shares reserved for future grants under our Incentive Compensation Plan as of August 5, 2015.

For additional information regarding our common stock, see “Description of Common Stock” in the accompanying prospectus.

RISK FACTORS

Investing in our common stock involves risks. Before making an investment in our common stock, you should carefully consider, among other factors, the risks identified under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Please also refer to the section above entitled “Special Note Regarding Forward-Looking Statements.” Please also see “Special Note Regarding Forward-Looking Statements” in the accompanying prospectus and the risks described in the documents incorporated by reference in this prospectus supplement and in our other filings. The risks described in the documents incorporated by reference in this prospectus supplement are not the only ones we face. Additional risks not presently known or that we currently deem immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. You should consult your own financial and legal advisors as to the risks entailed by an investment in these shares and the suitability of investing in such shares in light of your particular circumstances. Our business, financial condition and results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our common stock could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the selling stockholders in this offering. All proceeds from this offering will be received by the selling stockholders.

PRICE RANGE OF OUR COMMON STOCK

Our common stock trades on The NASDAQ Global Select Market under the symbol “ACHC.” The table below sets forth, for the quarters indicated, the high and low sales prices of our common stock as reported by The NASDAQ Global Select Market. As of August 5, 2015, there were 71,637,097 shares outstanding, held by 376 stockholders of record. On August 7, 2015, the last reported sale price of our common stock on The NASDAQ Global Select Market was $81.78 per share.

	Sale Price Per Share of Common Stock
	High	Low
2015
Third Quarter (through August 7, 2015)	$85.62	$76.96
Second Quarter	78.51	64.91
First Quarter	73.81	55.57

2014
Fourth Quarter	$66.88	$46.87
Third Quarter	52.37	43.45
Second Quarter	49.29	38.76
First Quarter	53.87	44.00

2013
Fourth Quarter	$49.14	$37.88
Third Quarter	41.30	30.70
Second Quarter	35.78	27.85
First Quarter	29.50	22.64

DIVIDEND POLICY

We have never declared or paid dividends on our common stock. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness, and therefore we do not anticipate paying any cash dividends in the foreseeable future. Additionally, because we are a holding company, our ability to pay dividends on our common stock is limited by restrictions on the ability of our subsidiaries to pay dividends or make distributions to us, including restrictions under the terms of the agreements governing our indebtedness. Any future determination to pay dividends out of funds available thereof will be at the discretion of our board of directors, subject to compliance with covenants in current and future agreements governing our indebtedness (including our Amended and Restated Senior Credit Facility and the indentures governing our Senior Notes), and will depend upon our results of operations, financial condition, capital requirements and other factors that our board of directors deems relevant.

CAPITALIZATION

The table below sets forth our cash and cash equivalents and our consolidated capitalization as of June 30, 2015 on an actual basis.

You should read this table in conjunction with the financial information incorporated by reference in this prospectus supplement.

As of June 30, 2015
(Unaudited) (Dollars in thousands, except per share data)
Cash and cash equivalents	$34,572
Debt:
Amended and Restated Senior Credit Facility:
Senior Secured Term A Loans	512,497
Senior Secured Term B Loans	495,123
Senior Secured Revolving Line of Credit	—
12.875% Senior Notes due 2018	96,533
6.125% Senior Notes due 2021	150,000
5.125% Senior Notes due 2022	300,000
5.625% Senior Notes due 2023	375,000
9.0% and 9.5% Revenue Bonds	24,054

Total debt (including current portion)	$1,953,207
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 10,000,000 shares authorized; no shares issued and outstanding	—
Common stock, $0.01 par value per share; 90,000,000 shares authorized and 70,596,523 shares issued and outstanding	$706
Additional paid-in capital	1,567,304
Accumulated other comprehensive loss	(51,586)
Retained Earnings	149,880

Total Equity	1,666,304

Total capitalization	$3,619,511

SELLING STOCKHOLDERS

The table below sets forth information with respect to the selling stockholders and the shares of our common stock beneficially owned by the selling stockholders as of August 5, 2015. The percentages of shares owned prior to and after the offering are based on the 71,637,097 shares of our common stock outstanding as of August 5, 2015. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders, in the aggregate, and that the selling stockholders do not acquire any additional shares. Information in the table below with respect to beneficial ownership has been furnished by the selling stockholders, without independent verification by us.

The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such person that are exercisable within 60 days after August 5, 2015, but excludes shares of common stock underlying options held by any other person.

Except as indicated by footnote, the selling stockholders named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Shares Beneficially Owned Before the Offering			Number of Shares Offered	Shares Beneficially Owned After the Offering
Name(1)	Number		Percentage		Number	Percentage
Waud Capital Partners, L.L.C.	11,791,260	(2)	16.5%	2,400,001	9,391,259	13.1%
	5,776,636	(3)	8.1%	2,340,202	3,436,434	4.8%
	2,075,322	(3)	2.9%	193,545	1,881,777	2.6%
	14,859	(3)	*	6,085	8,774	*

	19,658,077		27.4%	4,939,833	14,708,244	20.5%
Bain Capital Investors, LLC and related funds(4)	5,803,339	(4)	8.1%	2,351,137	3,452,202	4.8%
RGIP, LP(5)	14,859		*	6,085	8,774	*
Joey A. Jacobs(6)	942,669		1.3%	92,066	850,603	1.2%
Ronald M. Fincher(7)	230,205		*	37,294	192,911	*
Christopher L. Howard(8)	223,649		*	36,141	187,508	*
Jack E. Polson(9)	195,943		*	20,230	175,713	*
Fred T. Dodd, Jr.(10)	81,335		*	7,091	74,244	*
Randall P. Goldberg(11)	11,662		*	723	10,939	*
Bruce A. Shear(12)	12,556		*	8,555	4,001	*
David M. Duckworth(13)	48,857		*	31,129	17,728	*
Combined Jewish Philanthropies of Greater Boston, Inc.(14)	37,630		*	37,630	—	—
Fidelity Investments Charitable Gift Fund(14)	5,148		*	5,148	—	—

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)

Each of the selling stockholders, other than Bruce A. Shear, David M. Duckworth, Bain Capital (CR) L.P., Combined Jewish Philanthropies of Greater Boston, Inc. and Fidelity Investments Charitable Gift Fund, is a party to the amended and restated stockholders agreement with Acadia, or the New Stockholders Agreement.

(2)	Includes 11,788,476 shares owned of record as follows: (i) 2,038,125 shares by Waud Capital Partners II, L.P. (“WCP II”); (ii) 3,726,016 shares by Waud Capital Partners QP II, L.P. (“Waud QP II”); (iii) 648,507 shares by the Reeve B. Waud 2011 Family Trust; (iv) 72,057 shares by Waud Family Partners, L.P. (“WFP LP”); (v) 568,655 shares by WCP FIF II (Acadia), L.P. (“WCP FIF II”); (vi) 582,401 shares by Waud Capital Affiliates II, L.L.C. (“Waud Affiliates II”); (vii) 298,889 shares by Waud Capital Affiliates III, L.L.C. (“Waud Affiliates III”); (viii) 811,863 shares by WCP FIF III (Acadia), L.P. (“WCP FIF III”); (ix) 1,849,888 shares by Waud Capital Partners QP III, L.P. (“Waud QP III”); (x) 327,133 shares by Waud Capital Partners III, L.P. (“WCP III”); (xi) 4,001 shares of restricted stock by Mr. Waud; (xii) 795,667 shares by Crystal Cove LP; (xiii) 33,333 shares by Melissa W. Waud, Mr. Waud’s wife; (xiv) 30,724 shares by Waud Capital Partners, L.L.C.; and (xv) 4,001 shares by Kyle D. Lattner.

The following entities named in the immediately prior paragraph are selling the specified number of shares reflected in the table above in this offering: (i) 82,859 shares by WCP III; (ii) 468,553 shares by Waud QP III; (iii) 205,635 shares by WCP FIF III; (iv) 7,497 shares by Waud Affiliates III; (v) 516,232 shares by WCP II; (vi) 943,753 shares by Waud QP II; (vii) 144,033 shares by WCP FIF II; and (viii) 31,439 shares by Waud Affiliates II. Shares owned following the offering and the related percentages do not give effect to the expected pro rata distribution for no consideration of 116,076 shares by Waud Affiliates II and 68,208 shares by Waud Affiliates III to certain of their respective members in accordance with the terms of their respective limited liability company agreements.

Waud Capital Partners Management II, L.P. (“WCPM II”), as the general partner of WCP II, Waud QP II and WCP FIF II and the manager of Waud Affiliates II, and Waud Capital Partners II, L.L.C. (“Waud II LLC”), as the general partner of WCPM II, may be deemed to share beneficial ownership of the shares held of record by the entities listed in the immediately prior paragraph. Waud Capital Partners Management III, L.P. (“WCPM III”), as the general partner of WCP III, Waud QP III and WCP FIF III and the manager of Waud Affiliates III, and Waud Capital Partners III, L.L.C. (“Waud III LLC”), as the general partner of WCPM III, may be deemed to share beneficial ownership of the shares held of record by such entities. Mr. Waud may be deemed to beneficially own the shares of common stock held by each of the above entities by virtue of his (A) making decisions for the limited partner committee of each of WCPM II and WCPM III, (B) being the manager of Waud II LLC and Waud III LLC, (C) being the general partner of WFP LP and Crystal Cove LP, (D) being the investment advisor of the Reeve B. Waud 2011 Family Trust, (E) being married to Ms. Waud, and (F) being the sole manager of Waud Capital Partners.

(3)

As described in the section entitled “Certain Relationships and Related Person Transactions” in our Definitive Proxy Statement filed with the SEC on April 10, 2015 and incorporated by reference herein, the parties to the New Stockholders Agreement agreed to vote their shares in favor of a Waud Capital Partners designee as directed by the holders of a majority of the stock held by Waud Capital Partners. As a result, WCP II, WCPM II, Waud II LLC and Mr. Waud may be deemed to share beneficial ownership of the 2,075,322 shares held by certain members of our current and former management, or the Management Investors, 5,776,636 shares held by certain investment funds affiliated with Bain Capital Investors, LLC that are parties to the New Stockholders Agreement and 14,859 shares held by RGIP, LP. As a result, the following shares beneficially owned by the Management Investors are included in the shares reported by Waud Capital Partners: (i) 325,020 shares by Mr. Jacobs, (ii) 308,825 shares by the Jeremy Brent Jacobs GST Non-Exempt Trust u/a/d 04/26/2011 (the “Jeremy Jacobs Trust”), (iii) 308,824 shares by the Scott Douglas Jacobs GST Non-Exempt Trust u/a/d 04/26/2011 (the “Scott Jacobs Trust”), (iv) 45,593 shares by Mr. Turner, (v) 103,126 shares by the Elizabeth Grace Turner 2011 Vested Trust (the “Elizabeth Turner Trust”), (vi) 103,126 shares by the William Jesse Turner 2011 Vested Trust (the “William Turner Trust”), (vii) 128,664 shares by Mr. Fincher, (viii) 33,847 shares by the Ras W. Fincher II Trust u/a/d 9/13/11 (the “Ras Fincher Trust”), (ix) 33,847 shares by the Morgan M. Fincher Trust u/a/d 9/13/11 (the “Morgan Fincher Trust”) and (x) 33,847 shares by the Cody C. Fincher Trust u/a/d 9/13/11 (the “Cody Fincher Trust”), (xi) 144,859 shares by Jack E. Polson, (xii) 51,084 shares by the Jack E. Polson Family 2013 Grantor Retained Annuity Trust, (xiii) 223,649 shares by Mr. Howard, (xiv) 81,335 shares by Danny Carpenter, (xv) 74,630 shares by Robert W. Swinson, (xvi) 85,659 shares by Fred T. Dodd, Jr., and

(xvii) 11,662 shares by Randall Goldberg. Information with respect to the shares held by certain investment funds affiliated with Bain Capital Investors, LLC and RGIP, LP is further described below. The number of shares owned before this offering gives effect to the charitable contributions by certain partners or other employees of the Bain Capital Entities on August 10, 2015 in respect of shares previously held by one or more of the Bain Capital Entities, as described in footnote 14 below.
(4)	The shares included in the table consist of: (i) 4,981,551 shares of common stock held by Bain Capital Fund VIII, LLC (“Fund VIII”), whose sole member is Bain Capital Fund VIII, L.P., whose general partner is Bain Capital Partners VIII, L.P., whose general partner is Bain Capital Investors, LLC (“BCI”); (ii) 655,626 shares of common stock held by Bain Capital VIII Coinvestment Fund, LLC (“Coinvestment Fund VIII”), whose sole member is Bain Capital VIII Coinvestment Fund, L.P., whose general partner is Bain Capital Partners VIII, L.P., whose general partner is BCI; (iii) 1,840 shares of common stock held by BCIP Associates-G (“Associates-G”), whose managing partner is BCI; (iv) 111,451 shares of common stock held by BCIP Associates III, LLC (“BCIP III”), whose manager is BCIP Associates III, whose managing partner is BCI; (v) 50,580 shares of common stock held by BCIP T Associates III, LLC (“BCIP T III”), whose manager is BCIP Trust Associates III, whose managing partner is BCI; (vi) 15,258 shares of common stock held by BCIP Associates III-B, LLC (“BCIP III-B”), whose manager is BCIP Associates III-B, whose managing partner is BCI; (vii) 3,108 shares of common stock held by BCIP T Associates III-B, LLC (“BCIP T III-B”), whose manager is BCIP Trust Associates III-B, whose managing partner is BCI; and (viii) 26,703 shares of common stock held by Bain Capital (CR) L.P. (“Bain CR”), whose general partner is BCI. In this offering, (i) Fund VIII will sell 2,000,505 shares; (ii) Coinvestment Fund VIII will sell 268,471 shares; (iii) Associates-G will sell 753 shares; (iv) BCIP III will sell 42,254 shares; (v) BCIP T III will sell 20,712 shares; (vi) BCIP III-B will sell 6,234 shares; (vii) BCIP T III-B will sell 1,273 shares; and (viii) Bain CR will sell 10,935 shares. As a result of the relationships described above, BCI may be deemed to share beneficial ownership of the shares held by each of Fund VIII, Coinvestment Fund VIII, Associates-G, BCIP III, BCIP T III, BCIP III-B, BCIP T III-B and Bain CR (collectively, the “Bain Capital Entities”). The governance, investment strategy and decision-making process with respect to investments held by the Bain Capital Entities is directed by BCI’s Global Private Equity Board (“GPEB”), which is comprised of the following individuals: Steven Barnes, Joshua Bekenstein, John Connaughton, Stephen Pagliuca, Michel Plantevin, Dwight Poler and Jonathan Zhu. By virtue of the relationships described in this footnote, GPEB may be deemed to exercise voting and dispositive power with respect to the shares held by the Bain Capital Entities. Each of the members of GPEB disclaims beneficial ownership of such shares to the extent attributed to such member solely by virtue of serving on GPEB. The number of shares owned before this offering gives effect to the charitable contributions by certain partners or other employees of the Bain Capital Entities on August 10, 2015 in respect of shares previously held by one or more of the Bain Capital Entities, as described in footnote 14 below.
(5)	The general partner of RGIP, LP is RGIP GP, LLC. Brad Malt, Ann Milner and Alfred Rose have shared voting and investment power for RGIP GP, LLC.
(6)	Includes 50,976 shares of restricted stock, 308,825 shares held by the Jeremy Jacobs Trust and 308,824 shares held by the Scott Jacobs Trust. Of the shares specified as offered in the table above, 42,066 shares are offered by Mr. Jacobs, 25,000 shares are offered by the Jeremy Jacobs Trust and 25,000 shares are offered by the Scott Jacobs Trust. Mr. Jacobs is our Chairman and Chief Executive Officer.
(7)	Includes 14,495 shares of restricted stock, options to purchase 14,263 shares of common stock, 33,847 shares held by the Ras Fincher Trust, 33,847 shares held by the Morgan Fincher Trust and 33,847 shares held by the Cody Fincher Trust. Of the shares specified as offered in the table above, 21,888 shares are offered by Mr. Fincher, 5,135 shares are offered by the Ras Fincher Trust, 5,136 shares are offered by the Morgan Fincher Trust and 5,135 shares are offered by the Cody Fincher Trust. Mr. Fincher is our Chief Operating Officer.
(8)	Includes 11,795 shares of restricted stock and options to purchase 13,259 shares of common stock. Mr. Howard is our Executive Vice President, General Counsel and Secretary.
(9)	Includes 51,084 shares owned of record by the Jack E. Polson Family 2013 Grantor Retained Annuity Trust, which is not selling any shares in this offering. Mr. Polson is our former Chief Financial Officer and Executive Vice President.

(10)	Includes 4,713 shares of restricted stock. Mr. Dodd is our Chief Compliance Officer.
(11)	Includes 4,113 shares of restricted stock. Mr. Goldberg is our Vice President — Business Development.
(12)	Includes 4,001 shares of restricted stock. Mr. Shear is our Executive Vice Chairman.
(13)	Includes 11,452 shares of restricted stock and options to purchase 28,473 shares of common stock. Mr. Duckworth is our Chief Financial Officer.
(14)	Represents shares received by such entity as a charitable contribution from certain partners or other employees of one or more of the Bain Capital Entities on August 10, 2015.

Certain Relationships and Related Transactions with the Selling Stockholders

The following section references Acadia Healthcare Holdings, LLC, or Acadia Holdings, which was a privately owned holding company that owned Acadia prior to the consummation of its acquisition of PHC, or the PHC Acquisition, and was controlled by Waud Capital Partners, L.L.C. and certain of its affiliates, or Waud Capital Partners.

Registration Rights Agreement

Acadia Holdings entered into an amended and restated registration rights agreement dated as of April 1, 2011, or the Former Registration Rights Agreement, with the holders of substantially all of its equity securities pursuant to which such holders have the right to demand the registration of all or a portion of their securities and have certain “piggyback” registration rights, subject to certain limitations. In connection with the consummation of the PHC Acquisition, Waud Capital Partners and the other members of Acadia Holdings caused the dissolution of Acadia Holdings and the distribution of the common stock held by Acadia Holdings to its members. In connection with such dissolution and distribution, we assumed Acadia Holdings’ rights and obligations under the amended and restated registration rights agreement.

Concurrently with the execution of the merger agreement related to our acquisition of CRC, or the CRC Merger Agreement, we entered into a Second Amended and Restated Registration Rights Agreement, or the New Registration Rights Agreement, with the parties named in the agreement. The New Registration Rights Agreement amended and replaced the Former Amended and Restated Registration Rights Agreement. The New Registration Rights Agreement grants certain stockholders “demand” registration rights for registered offerings and “piggyback” registration rights with respect to the Company’s securities. All expenses incident to registrations are required to be borne by us.

Stockholders Agreement

In connection with consummation of the PHC Acquisition, we entered into a Stockholders Agreement dated as of November 1, 2011, or the Former Stockholders Agreement, with Waud Capital Partners and the Management Investors.

Concurrently with the execution of the CRC Merger Agreement, we entered into an Amended and Restated Stockholders Agreement, or the New Stockholders Agreement, with Waud Capital Partners, certain investment funds affiliated with Bain Capital Investors, LLC, or collectively, the Bain Investors, and the Management Investors. The New Stockholders Agreement amended and replaced the Former Stockholders Agreement and became effective on February 11, 2015 in connection with the closing of our acquisition of CRC.

The New Stockholders Agreement grants Waud Capital Partners the right to designate, following the expiration of the current term of directors designated by Waud Capital Partners, one nominee for election to the board of directors of the Company for one additional three-year term. Waud Capital Partners also retains a consent right over the removal of existing directors designated by Waud Capital Partners and any vacancies in such designated board seats may be filled by Waud Capital Partners prior to the expiration of the current terms of such directors.

Certain covenants and consent rights in favor of Waud Capital Partners contained in the Former Stockholders Agreement were removed in the New Stockholders Agreement. The New Stockholders Agreement includes a standstill provision that prevents the Bain Investors from acquiring additional shares of our common stock, mounting a proxy contest, seeking to enter into a merger agreement, take Acadia private or take certain other actions involving the sale or purchase of a substantial portion of our securities or debt.

Transfer Restrictions. The New Stockholders Agreement provides that no Management Investor may transfer any interest in any Restricted Shares (as defined below), except as described in the following sentence, without first obtaining the consent of WCP; provided, that the Management Investors may transfer Stockholder Shares to their “Permitted Transferees” (as defined in the New Stockholders Agreement) as long as the transferring Management Investor retains voting control over the transferred Stockholder Shares. The aforementioned restrictions on transfer do not apply to the following Stockholder Shares:

•	Stockholder Shares received as consideration in the PHC Acquisition;

•	Stockholder Shares purchased or otherwise acquired by any Management Investor after the effective time of the PHC Acquisition (excluding, for the avoidance of doubt, Stockholder Shares received in the dissolution of Acadia Holdings); and

•	A percentage of Stockholder Shares held by each Management Investor and designated as “Unrestricted Shares” in accordance with the terms of the New Stockholders Agreement.

The New Stockholders Agreement defines “Stockholder Shares” as (i) any shares of our Common Stock or other of our or our subsidiaries’ equity securities from time to time purchased or otherwise acquired or held by any party to the New Stockholders Agreement, (ii) any of our Common Stock or other of our or our subsidiaries’ equity securities from time to time issued or issuable directly or indirectly upon the conversion, exercise or exchange of any securities purchased or otherwise acquired by any party to the New Stockholders Agreement (excluding options to purchase our Common Stock granted by us unless and until such options are exercised), and (iii) any other capital stock or other of our or our subsidiaries’ other equity securities from time to time issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

The New Stockholders Agreement defines “Unrestricted Shares,” with respect to any Management Investor, as the number of such Management Investor’s Subject Shares (as defined below) determined by multiplying (x) the total number of Subject Shares held by such Management Investor as of November 1, 2011 (as appropriately adjusted for stock splits, stock dividends, stock combinations, recapitalizations and the like), by (y) the difference of 100% minus the WCP Liquidity Percentage (as defined below); provided, that (a) from and after November 1, 2014, no fewer than 33% of the Subject Shares held by such Management Investor as of November 1, 2011 shall be Unrestricted Shares, (b) from and after November 1, 2015, no fewer than 67% of the Subject Shares held by such Management Investor as of November 1, 2011 shall be Unrestricted Shares, and (c) from and after November 1, 2016, 100% of such Management Investor’s Subject Shares shall be Unrestricted Shares. The New Stockholders Agreement defines “Restricted Shares,” with respect to any Management Investor, as all Subject Shares held by such Management Investor that are not Unrestricted Shares as of the date of determination.

The New Stockholders Agreement defines “WCP Liquidity Percentage” as the percentage obtained by dividing (i) the total number of Stockholder Shares constituting WCP Equity (as defined below) as of the date of determination, by (ii) the total number of Stockholder Shares constituting WCP Equity as of November 1, 2011 (as appropriately adjusted for stock splits, stock dividends, stock combinations, recapitalizations and the like).

The New Stockholders Agreement defines “Subject Shares,” with respect to any Management Investor, as all Stockholder Shares purchased or otherwise acquired or held by such Management Investor other than (A) any

Stockholder Shares received by such Management Investor as consideration in the PHC Acquisition, and (B) any Stockholder Shares purchased or otherwise acquired by such Management Investor after the effective time of the PHC Acquisition (which, for purposes of clarity, shall not include any Stockholder Shares received by such Management Investor in connection with the dissolution of Acadia Holdings or otherwise in connection with the liquidation and dissolution of Acadia Holdings).

The New Stockholders Agreement defines “WCP Equity” as (i) the Common Stock held by WCP on November 1, 2011 and any other Stockholder Shares from time to time issued to or otherwise acquired by WCP (other than pursuant to purchases made on the open market and not in connection with any private placement by us), and (ii) any securities issued with respect to the securities referred to in clause (i) by way of a stock split, stock dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization. As to any particular securities constituting WCP Equity, such securities shall cease to be WCP Equity when they have been (A) effectively registered under the Securities Act and disposed of for cash in accordance with the registration statement covering them, (B) purchased or otherwise acquired for cash by any person other than WCP, or (C) redeemed or repurchased for cash by the Company or any of its subsidiaries or any designee thereof.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax considerations with respect to the ownership and disposition of our common stock applicable to a Non-U.S. Holder (as defined below) that purchases such shares in this offering. This summary applies only to a Non-U.S. Holder that holds our common stock as a capital asset (i.e., generally as an investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation (or entity treated as a foreign corporation for U.S. federal income tax purposes); or

•	a foreign estate or foreign trust.

This summary is based upon the provisions of the Code, the U.S. Treasury regulations promulgated under the Code and administrative and judicial interpretations of the Code, all as of the date of this prospectus supplement. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. We cannot assure you that a change in law, possibly with retroactive application, will not alter significantly the tax considerations that we describe in this prospectus supplement. We have not sought and do not plan to seek any ruling from the U.S. Internal Revenue Service, or the IRS, with respect to statements made and the conclusions reached in the following discussion, and we cannot assure you that the IRS or a court will agree with our statements and conclusions.

This discussion does not address all aspects of U.S. federal income taxation or any aspects of alternative minimum, estate, state, local, or non-U.S. taxation. In addition, this discussion does not address any aspects of the Medicare contribution tax. This discussion also does not consider any specific facts or circumstances that may apply to particular Non-U.S. Holders that may be subject to special treatment under the U.S. federal income tax laws, including, but not limited to insurance companies; tax-exempt organizations; financial institutions; tax-qualified retirement plans; brokers or dealers in securities; investors that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment; controlled foreign corporations; passive foreign investment companies; expatriates and former long-term residents of the United States; and investors in pass-through entities. Such Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

If a partnership or any other entity or arrangement taxed as a partnership for U.S. federal income tax purposes is a beneficial owner of our common stock, the treatment of a partner in the partnership will generally depend upon the status of the partner of such partnership and the activities of the partnership. Accordingly, partnerships (and entities and arrangements taxed as partnerships) that hold our common stock and owners in such partnerships (or other entities or arrangements taxed as partnerships) are urged to consult their tax advisors regarding the specific U.S. federal income tax consequences to them of acquiring, owning or disposing of our common stock.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF SHARES OF OUR COMMON STOCK, AS WELL AS THE U.S. FEDERAL, STATE, LOCAL, ESTATE AND GIFT TAX AND NON-U.S. INCOME AND OTHER TAX CONSIDERATIONS OF ACQUIRING, OWNING AND DISPOSING OF SHARES OF COMMON STOCK.

Dividends

As discussed under the section entitled “Dividend Policy” above, we do not currently anticipate paying dividends. In the event that we do make a distribution of cash or property (other than certain stock distributions) with respect to our common stock (or certain redemptions that are treated as distributions with respect to common stock), any such distributions will be treated as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Dividends paid to you generally will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are effectively connected with a trade or business carried on by you within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base maintained by you).

Dividends that are effectively connected with the conduct of a trade or business by you within the United States and, where a tax treaty applies, are generally attributable to a U.S. permanent establishment or fixed base, are not subject to the U.S. withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements including delivery of a properly executed IRS Form W-8ECI (or other applicable form) must be satisfied for effectively connected dividends to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

If the amount of a distribution paid on our common stock exceeds our current and accumulated earnings and profits, such excess will be allocated ratably among each share of common stock with respect to which the distribution is paid and treated first as a tax-free return of capital to the extent of your adjusted tax basis in each such share, and thereafter as capital gain from a sale or other disposition of such share of common stock that is taxed to you as described below under the heading “—Gain on Sale or Other Disposition of Our Common Stock.” Your adjusted tax basis is generally the purchase price of such shares, reduced by the amount of any such tax-free returns of capital.

If you wish to claim the benefit of an applicable treaty rate to avoid or reduce withholding of U.S. federal income tax for dividends, then you must (a) provide the withholding agent with a properly completed IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that you are not a U.S. person and are eligible for treaty benefits, or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain Non-U.S. Holders that act as intermediaries (including partnerships).

Gain on Sale or Other Disposition of Our Common Stock

You generally will not be subject to U.S. federal income tax with respect to gain realized on the sale or other taxable disposition of our common stock, unless:

•	the gain is effectively connected with a trade or business you conduct in the United States, and, in cases in which certain tax treaties apply, is attributable to a U.S. permanent establishment or fixed base;

•	if you are a nonresident alien individual, you are present in the United States for 183 days or more in the taxable year of the sale or other taxable disposition, and certain other conditions are met; or

•	we are or have been during a specified testing period a “U.S. real property holding corporation,” or USRPHC, for U.S. federal income tax purposes, and certain other conditions are met.

If you are an individual described in the first bullet point above, you will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. If you are a foreign corporation described in the first bullet point above, you will be subject to tax on your gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits, subject to certain adjustments, or at such lower rate as may be specified by an applicable income tax treaty.

If you are an individual described in the second bullet point above, you will be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence) on the net gain derived from the sale, which may be offset by U.S. source capital losses, if any, recognized in the taxable year of the disposition of our common stock.

With respect to the third bullet point above, generally, we will be a USRPHC if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market values of our worldwide real property interests and other assets used or held for use in a trade or business, all as determined under applicable U.S. Treasury regulations. We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if you actually or constructively held more than five percent of our common stock at any time during the shorter of the five-year period preceding the disposition or your holding period for our common stock.

Information Reporting and Backup Withholding

The relevant payor must report annually to the IRS and to each Non-U.S. Holder the amount of the dividends on our common stock paid to such holder and the tax withheld, if any, with respect to such dividends. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides or is established. Non-U.S. Holders will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder may be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Accounts

Under provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, and related Treasury guidance, a withholding tax of 30% will be imposed in certain circumstances on payments of (a) dividends on our common stock, and (b) gross proceeds from the sale or other disposition of our common stock on or after January 1, 2017. In the case of payments made to a “foreign financial institution” as defined under FATCA (including, among other entities, an investment fund), as a beneficial owner or as an intermediary, the tax generally will be imposed, subject to certain exceptions, unless such institution (i) enters into (or is otherwise subject to) and complies with an agreement with the U.S. Government, or a FATCA Agreement, or (ii) is required by and complies with applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction, or an IGA, in either case to, among other things, collect and provide to the U.S. or other relevant tax authorities certain information regarding U.S. account holders of such institution.

In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such foreign entity provides the withholding agent with a certification that it does not have any “substantial” U.S. owners (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity) or that identifies its “substantial” U.S. owners.

If our common stock is held through a foreign financial institution that enters into (or is otherwise subject to) a FATCA Agreement, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments of dividends and proceeds described above made to (x) a person (including an individual) that fails to comply with certain information requests or (y) a foreign financial institution that has not entered into (and is not otherwise subject to) a FATCA Agreement and is not a person required to comply with FATCA pursuant to applicable foreign law enacted in connection with an IGA.

Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our common stock, and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

THE SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. POTENTIAL PURCHASERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK.

UNDERWRITING

UBS Securities LLC is acting as underwriter of the offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholders and the underwriter, the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling stockholders, 5,033,230 shares of our common stock.

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If the underwriter defaults, the underwriting agreement provides that the underwriting agreement may be terminated.

We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriter is purchasing the shares of common stock from the selling stockholders at $80.47 per share (representing approximately $405.0 million of aggregate proceeds to the selling stockholders). The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on The NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In connection with the sale of the shares of common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and / or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

We estimate expenses payable by us in connection with this offering will be approximately $0.3 million.

No Sales of Similar Securities

We, the selling stockholders and our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 60 days after the date of this prospectus supplement without first obtaining the written consent of the underwriter. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	sell, offer to sell, contract to sell or lend, effect any short sale or establish or increase a “put equivalent position” within the meaning of Rule 16a-1(h) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or liquidate or decrease any “call equivalent position” within the meaning of Rule 16a-1(b) of the Exchange Act, pledge, hypothecate or grant any security interest in, or in any other way transfer or dispose of (i) any shares of our common stock or (ii) any options or warrants or other rights to acquire shares of our common stock or any securities exchangeable or exercisable for or convertible into shares of our common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into shares of our common stock that are currently or hereafter owned either of record or beneficially;

•	enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of shares of our common stock, regardless of whether any such transaction is to be settled in securities, in cash or otherwise;

•	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any shares of our common stock, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect any such registration; or

•	publicly announce an intention to do any of the foregoing.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. Notwithstanding the foregoing, we may issue shares or options to purchase shares, or issue shares upon exercise of options or warrants, pursuant to any stock option, stock bonus or other stock plan, arrangement or agreement described in this prospectus supplement.

With respect to the selling stockholders and our executive officers and directors (each a “locked up person”), the foregoing restrictions will not apply to (i) the sale of the common stock in this offering (if applicable), (ii) the transfer of common stock to such locked up person’s affiliates or direct or indirect stockholders, members and partners and its direct and indirect subsidiaries, or to any investment fund or other entity controlled or managed by, or under the common control or management with, the locked up person, provided that such affiliate, partner, former partner, member, former member, investment fund or other entity controlled or managed by, or under the common control or management with, the locked up person agrees to be bound in writing by the restrictions set forth in the lock-up and provided, further, that no filing under Section 16 of the Exchange Act is required or voluntarily made in connection with any such transfer, (iii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares, provided that such plan does not provide for the transfer of shares during the lock-up period and no public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or us regarding the establishment of such plan, or (iv) the establishment of a tax planning agreement for the transfer of shares, provided that such agreement does not provide for the transfer of shares during the lock-up period and no public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or us regarding the establishment of such agreement. In addition, the foregoing restrictions shall not apply to the transfer of common stock or related securities by gift, or by will or intestate succession to a family member or to a trust whose beneficiaries consist exclusively of one or more of the locked up person and/or a family member; provided, however, that in any such case, it shall be a condition to such transfer that (a) each transferee executes and delivers to the underwriter an agreement in form and substance satisfactory to the underwriter stating that such transferee is receiving and holding such shares and/or related securities subject to the provisions of the lock-up and agrees not to sell or offer to sell such shares and/or related securities, engage in any swap or engage in any other activities restricted under the lock-up except in accordance with the lock-up (as if such transferee had been an original signatory to the lock-up), and (b) prior to the expiration of the lock-up period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of shares in connection with such transfer.

The underwriter, in its sole discretion, may release the common stock and other securities subject to the lock-up restrictions described above in whole or in part at any time with or without notice.

NASDAQ Global Select Market Listing

The shares are listed on The NASDAQ Global Select Market under the symbol “ACHC.”

Short Positions

In connection with the offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering and a short position represents the amount of such sales that have not been covered by subsequent purchases. The underwriter may cover any covered short position by purchasing shares in the open market. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriter in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on The NASDAQ Global Select Market, in the over-the-counter market or otherwise.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriter may engage in passive market making transactions in the common stock on The NASDAQ Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter is not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, the underwriter may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriter may facilitate Internet distribution for this offering to certain of their Internet subscription customers. Each such underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus supplement and the accompanying prospectus is available on the Internet web site maintained by each such underwriter. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on each underwriter’s web site is not part of this prospectus supplement or the accompanying prospectus.

Conflicts of Interest

The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter has received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Affiliates of the underwriter are lenders under our Amended and Restated Senior Credit Facility.

The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

We, the underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriter have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriter to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Hong Kong

This prospectus supplement has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The securities will not be offered or sold in Hong Kong other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, then securities, debentures and units of securities and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the securities under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Australia

No prospectus, disclosure document, offering material or advertisement in relation to the common shares has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Accordingly, a person may not (a) make, offer or invite applications for the issue, sale or purchase of common shares within, to or from Australia (including an offer or invitation which is received by a person in Australia) or (b) distribute or publish this prospectus supplement or any other prospectus, disclosure document, offering material or advertisement relating to the common shares in Australia, unless (i) the minimum aggregate consideration payable by each offeree is the U.S. dollar equivalent of at least A $500,000 (disregarding moneys lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Act 2001 (CWLTH) of Australia; and (ii) such action complies with all applicable laws and regulations.

Notice to Prospective Investors in Korea

This prospectus supplement should not be construed in any way as our (or any of our affiliates or agents) soliciting investment or offering to sell our securities in the Republic of Korea ( “Korea”). We are not making any representation with respect to the eligibility of any recipients of this prospectus supplement to acquire the securities under the laws of Korea, including, without limitation, the Financial Investment Services and Capital Markets Act (the “FSCMA”), the Foreign Exchange Transaction Act (the “FETA”), and any regulations thereunder. The securities have not been registered with the Financial Services Commission of Korea in any way pursuant to the FSCMA, and the securities may not be offered, sold or delivered, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to applicable laws and regulations of Korea. Furthermore, the securities may not be resold to any Korean resident unless such Korean resident as the purchaser of the resold securities complies with all applicable regulatory requirements (including, without limitation, reporting or approval requirements under the FETA and regulations thereunder) relating to the purchase of the resold securities.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth in this prospectus supplement and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus supplement will be passed upon by Waller Lansden Dortch & Davis, LLP, Nashville, Tennessee. Certain legal matters will be passed upon for Waud Capital Partners, as selling stockholders, by Kirkland & Ellis LLP (a partnership that includes professional associations), Chicago, Illinois. Certain partners of Kirkland & Ellis LLP are partners in a partnership that is an investor in one or more investment funds affiliated with Waud Capital Partners. Davis Polk & Wardwell LLP, New York, New York, is counsel to the underwriter in connection with this offering. Certain legal matters will be passed upon for the Bain Capital Entities, as selling stockholders, by Ropes & Gray LLP, Boston, Massachusetts. Ropes & Gray LLP and some of its attorneys are limited partners in RGIP, LP, which is a direct investor in Acadia Healthcare Company, Inc. and is also an investor in certain investment funds affiliated with Bain Capital Investors, LLC. RGIP, LP directly and indirectly owns less than 1% of our common stock and is a selling stockholder in this offering.

EXPERTS

The consolidated financial statements of Acadia Healthcare Company, Inc., included in Acadia Healthcare Company Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of Acadia Healthcare Company, Inc.’s internal control over financial reporting as of December 31, 2014 (excluding the internal control over financial reporting of Partnerships in Care, McCallum Place, Croxton Warwick Lodge, and Skyway House), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Acadia Healthcare Company, Inc.’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Partnerships in Care, McCallum Place, Croxton Warwick Lodge, and Skyway House from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of CRC Health Group, Inc. and subsidiaries as of and for the year ended December 31, 2014, incorporated in this Prospectus by reference from the Current Report on Form 8-K of Acadia Healthcare Company, Inc., have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph relating to the February 11, 2015 acquisition of CRC Health Group, Inc. by Acadia Healthcare Company, Inc.). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of CRC Health Group, Inc. and subsidiaries as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014, incorporated in this Prospectus by reference from the Current Report on Form 8-K of Acadia Healthcare Company, Inc., have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited historical financial statements of Partnerships in Care Limited 1 as of December 31, 2013, December 31, 2012 and December 31, 2011 and for each of the three years in the period ended December 31, 2013, incorporated by reference in this prospectus supplement, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report incorporated by reference herein.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus supplement does not contain all the information set forth in the registration statement and exhibits thereto, and statements included in this prospectus supplement as to the content of any contract or other document referred to are not necessarily complete. For further information, please review the registration statement and the exhibits filed with the registration statement, and the documents that we reference under the caption “Incorporation of Certain Documents by Reference.”

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information concerning the operation of the Public Reference Room. Our SEC filings, including the complete registration statement of which this prospectus supplement is a part, are also available to the public at the SEC’s website at www.sec.gov.

We make available free of charge through our website, which you can find at www.acadiahealthcare.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC. The information on our website is not incorporated into or part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference into this prospectus supplement is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement or contained in another document filed with the SEC in the future which itself is incorporated into this prospectus supplement.

We are incorporating by reference the following documents, which we have previously filed with the SEC:

(1)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

(2)	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015;

(3)	our Current Reports on Form 8-K filed with the SEC on June 9, 2014, January 28, 2015, February 4, 2015, February 6, 2015, February 12, 2015, February 24, 2015, May 4, 2015, May 6, 2015, May 11, 2015, May 22, 2015, and July 2, 2015 (other than, in each case, information therein deemed furnished and not filed);

(4)	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2015; and

(5)	a description of our capital stock as set forth in our Registration Statement on Form 8-A, filed on October 31, 2011.

We incorporate by reference any documents filed by us in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to termination of the offering made by this prospectus supplement (other than, in each case, information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person to whom this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference into this prospectus supplement. Requests for documents should be submitted in writing to Acadia Healthcare Company, Inc., 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067, Attention: Chief Financial Officer. Our telephone number at that address is (615) 861-6000. Our website is at www.acadiahealthcare.com. Information available on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

Acadia Healthcare Company, Inc.

Common Stock

We may from time to time offer shares of our common stock covered by this prospectus. We may offer our common stock in amounts, at prices and on terms set forth in an applicable prospectus supplement to this prospectus at the time of offering. In addition, selling stockholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts and on such terms as set forth in a prospectus supplement.

We and/or any selling stockholders may offer and sell shares of our common stock to or through one or more agents, dealers or underwriters, directly to purchasers, or through a combination of these methods on a continuous or delayed basis. We and/or any selling stockholders reserve the right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of our common stock to be made directly or through agents, dealers or underwriters. If any agents, dealers or underwriters are involved in the sale of our common stock, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an applicable prospectus supplement. See “Plan of Distribution.”

Our net proceeds from the sale by us of our common stock also will be set forth in the relevant prospectus supplement. We will not receive any of the proceeds from the sale of our common stock by selling stockholders.

No common stock offered by this prospectus may be sold without delivery of an applicable prospectus supplement describing the method and specific terms of the offering. Any applicable prospectus supplement may also add, update or change information contained in this prospectus.

You should read this prospectus and any applicable prospectus supplement carefully before you invest in our common stock.

Our shares trade on The NASDAQ Global Market under the symbol “ACHC.” On June 6, 2014, the last reported sale price of our common stock on The NASDAQ Global Market was $46.29 per share.

Investing in shares of our common stock involves substantial risks. See “Risk Factors” beginning on page 3 of this prospectus, as well as the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 9, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as such term is defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under the automatic shelf registration process, our common stock described in this prospectus may be sold, over time and at any time, in one or more offerings. This prospectus provides a general description of our common stock that we or selling stockholders may offer. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. Each time our common stock is sold under this prospectus, we will provide an applicable prospectus supplement that will contain information about the method and specific terms of that offering. Any applicable prospectus supplement and/or any applicable free writing prospectus may add, change or update information contained in this prospectus, and any statement that we make in this prospectus that is inconsistent with a statement made in any applicable prospectus supplement or applicable free writing prospectus will be deemed to be modified or superseded by such prospectus supplement or free writing prospectus. Before purchasing any shares of our common stock, you should read this prospectus, any applicable prospectus supplement and any applicable free writing prospectus together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Neither we nor the selling stockholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus, any applicable prospectus supplement and any applicable free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the common stock offered by this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or any documents incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Our business, cash flows, condition (financial or otherwise), liquidity, prospects and/or results of operations may have changed since those dates.

In this prospectus, unless the context requires otherwise, (i) references to “Acadia,” the “Company,” “we,” “us” and “our” refer to Acadia Healthcare Company, Inc., together with its consolidated subsidiaries and

(ii) references to “selling stockholder” or “selling stockholders” include donees, pledgees, transferees or other successors-in-interest selling shares of common stock received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

CAUTIONARY NOTE REGARDING FINANCIAL INFORMATION

The audited combined financial statements as of and for the financial years ended December 31, 2013, 2012 and 2011 relating to Partnerships in Care and its consolidated subsidiaries that are incorporated by reference into this prospectus have been prepared in accordance with United Kingdom Accounting Standards, or UK GAAP. UK GAAP differs in certain respects from generally accepted accounting principles in the United States, or U.S. GAAP. Partnerships in Care has not prepared and does not currently intend to prepare its financial statements in U.S. GAAP. A reconciliation to U.S. GAAP is included in the Partnerships in Care financial statements.

This prospectus contains, or incorporates by reference, certain unaudited information, including revenue and operating statistics based on revenue, that is presented on a pro forma basis assuming that the Partnerships in Care acquisition occurred as of January 1, 2013. Management believes that the pro forma financial information is helpful given the rapid growth of Acadia through acquisitions. The unaudited pro forma financial information has been prepared using the acquisition method of accounting for business combinations under GAAP. The unaudited pro forma financial information is for illustrative purposes only and does not purport to represent what our financial condition or results of operations actually would have been had the events in fact occurred on the assumed date or to project our financial condition or results of operations for any future date or future period. The unaudited pro forma financial information should be read in conjunction with the consolidated financial statements and notes thereto elsewhere in this prospectus supplement and the financial statements of Acadia in other reports that we have filed with the SEC.

CURRENCY EXCHANGE RATE

This prospectus contains translations amounts denominated in British Pounds Sterling into U.S. dollars at specific rates solely for the convenience of the potential investor. Unless otherwise noted, all translations from British pounds to U.S. dollars and from U.S. dollars to British pounds in this prospectus supplement were made at a rate of (£0.5972) British Pound Sterling for one ($1.00) U.S. Dollar or U.S. $1.6744 for one (£1) British Pound Sterling, the exchange rate set forth in the Federal Reserve Statistical Release, Foreign Exchange Rates on June 3, 2014. We make no representation that any amounts denominated in either British Pounds Sterling or U.S. dollars could have been, or could be, converted into either British Pounds Sterling or U.S. dollars, as applicable, at any particular rate, at the rates stated above, or at all.

THE COMPANY

Overview

We are the leading publicly-traded pure-play provider of inpatient behavioral health care services in the United States based upon number of licensed beds. As of March 31, 2014, we operated 52 behavioral healthcare facilities with over 4,300 licensed beds in 24 states and Puerto Rico.

Our inpatient facilities offer a wide range of inpatient behavioral healthcare services for children, adolescents and adults. We offer these services through a combination of acute inpatient psychiatric and specialty facilities and residential treatment centers, or RTCs. Our acute inpatient psychiatric and specialty facilities provide the most intensive level of care, including 24-hour skilled nursing observation and care, daily interventions and oversight by a psychiatrist and intensive, highly-coordinated treatment by a physician-led team of mental health professionals. Our RTCs offer longer-term treatment programs primarily for children and adolescents with long-standing chronic behavioral health problems. Our RTCs provide physician-led, multi-disciplinary treatments that address the overall medical, psychiatric, social and academic needs of the patient.

Our outpatient community-based services provide therapeutic treatment to children and adolescents who have a clinically defined emotional, psychiatric or chemical dependency disorder while enabling patients to remain at home and within their community. Many patients who participate in community-based programs have transitioned out of a residential facility or have a disorder that does not require placement in a facility that provides 24-hour care.

Acadia Healthcare Company, Inc. is a Delaware corporation. On May 13, 2011, we converted from a Delaware limited liability company (Acadia Healthcare Company, LLC) to a Delaware corporation (Acadia Healthcare Company, Inc.) in accordance with Delaware law. Our principal executive offices are located at 830 Crescent Centre Drive, Suite 610, Franklin, Tennessee 37067, and our telephone number is (615) 861-6000. Our website is http://www.acadiahealthcare.com. The information contained on our website is not part of this prospectus, any applicable prospectus supplement or any applicable free writing prospectus and is not incorporated by reference into this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or any other document that we file with the SEC.

Partnerships in Care Acquisition

On June 3, 2014, a subsidiary of Acadia agreed to acquire the entire issued share capital of Partnerships in Care Investments 1 Limited, a company incorporated in England and Wales, and the issued and outstanding A ordinary shares in the capital of Partnerships in Care Property 1 Limited, a company incorporated in England and Wales, pursuant to a share purchase agreement by and among Acadia, Piper Holdco 2, Ltd., a subsidiary of Acadia, Partnerships in Care Holdings Limited and The Royal Bank of Scotland plc. The entities to be acquired by Acadia operate 23 inpatient behavioral healthcare facilities with over 1,200 beds. The facilities are located in England, Wales and Scotland. For the year ended December 31, 2013, Partnerships in Care generated revenue of $267.0 million.

Under the terms of the share purchase agreement, Acadia will pay an amount to discharge the outstanding debt facilities of the target companies, and cash consideration for the equity to be acquired, which in the aggregate shall be equal to £395,000,000 (approximately $660,000,000), subject to adjustment in relation to cash, debt and working capital balances of the Partnerships in Care target companies. The share purchase agreement provides that the acquisition will close on July  1, 2014.

RISK FACTORS

Investing in shares of our common stock involves substantial risks. Before purchasing any shares of our common stock, you should carefully consider the risk factors incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and the other reports and information that we file with the SEC, including any risk factors and other information contained in any applicable prospectus supplement and/or applicable free writing prospectus. In particular, please see the risk factors described in our Current Report on Form 8-K filed on June 9, 2014, which update the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2013, both of which are incorporated by reference into this prospectus. The risks and uncertainties that we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect us. The occurrence of any of these risks could materially and adversely impact our business, cash flows, condition (financial or otherwise), liquidity, prospects and/or results of operations. Please also refer to the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference “forward-looking statements.” Forward-looking statements include any statements that address future results or occurrences. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “would,” “should,” “could” or the negative thereof. Generally, the words “anticipate,” “believe,” “continue,” “expect,” “intend,” “estimate,” “project,” “plan” and similar expressions identify forward-looking statements. In particular, statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance contain forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors, many of which are outside of our control, which could cause our actual results, performance or achievements to differ materially from any results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to:

•	our ability to close our planned acquisition of Partnerships in Care in a timely manner or at all;

•	our ability to obtain the necessary financing for the Partnerships in Care acquisition on anticipated terms or at all;

•	our ability to amend our existing senior secured credit facility on time, on currently anticipated terms, or at all;

•	our significant indebtedness, our ability to meet our debt obligations, and our ability to incur substantially more debt;

•	difficulties in successfully integrating the operations of acquired facilities, including those acquired in the Partnerships in Care acquisition, or realizing the potential benefits and synergies of these acquisitions;

•	our ability to implement our business strategies in the United Kingdom and adapt to the regulatory and business environment in the United Kingdom;

•	the impact of payments received from the government and third-party payors on our revenues and results of operations, including the significant dependence of the Partnerships in Care facilities on payments received from the National Health Service in the United Kingdom, or NHS;

•	negative media coverage relating to patient incidents, which could adversely affect the price of our securities and result in incremental regulatory burdens and governmental investigations;

•	our future cash flow and earnings;

•	our restrictive covenants, which may restrict our business and financing activities;

•	our ability to make payments on our financing arrangements;

•	the impact of the economic and employment conditions in the United States and the United Kingdom on our business and future results of operations;

•	compliance with laws and government regulations;

•	the impact of claims brought against our facilities;

•	the impact of governmental investigations, regulatory actions and whistleblower lawsuits;

•	the impact of healthcare reform in the United States and abroad;

•	the impact of our highly competitive industry on patient volumes;

•	our ability to recruit and retain quality psychiatrists and other physicians;

•	the impact of competition for staffing on our labor costs and profitability;

•	our dependence on key management personnel, key executives and local facility management personnel;

•	our acquisition strategy, which exposes us to a variety of operational and financial risks, as well as legal and regulatory risks (e.g., exposure to the new regulatory regimes such as the United Kingdom for Partnerships in Care);

•	the impact of state efforts to regulate the construction or expansion of healthcare facilities (including those from Partnerships in Care) on our ability to operate and expand our operations;

•	our potential inability to extend leases at expiration;

•	the impact of controls designed to reduce inpatient services on our revenues;

•	the impact of different interpretations of accounting principles on our results of operations or financial condition;

•	the impact of environmental, health and safety laws and regulations, especially in states where we have concentrated operations;

•	the impact of an increase in uninsured and underinsured patients or the deterioration in the collectability of the accounts of such patients on our results of operations;

•	the risk of a cyber-security incident and any resulting violation of laws and regulations regarding information privacy or other negative impact;

•	the impact of laws and regulations relating to privacy and security of patient health information and standards for electronic transactions;

•	failure to maintain effective internal control over financial reporting;

•	the impact of fluctuations in our operating results, quarter to quarter earnings and other factors on the price of our securities;

•	the impact of our sponsor’s rights over certain company matters;

•	the impact of the trend for insurance companies and managed care organizations to enter into sole source contracts on our ability to obtain patients; and

•	those risks and uncertainties described from time to time in our filings with the SEC.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. These risks and uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. These forward-looking statements are made only as of the date of this prospectus. Except as may otherwise be required by applicable law, we do not undertake and expressly disclaim any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

Unless we indicate otherwise in an applicable prospectus supplement, we intend to use the net proceeds from our sale of common stock offered by this prospectus for general corporate purposes, which may include, but not be limited to, working capital, capital expenditures, acquisitions, refinancing of indebtedness and repurchases or redemptions of securities. Any allocation of the net proceeds of an offering of our shares of common stock to a specific purpose will be determined at the time of such offering and will be described in an applicable prospectus supplement to this prospectus.

We will not receive any proceeds from sales of common stock by the selling stockholders.

DESCRIPTION OF COMMON STOCK

Our amended and restated certificate of incorporation provides that our authorized capital stock consists of 90,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value. As of May 31, 2014, there were 50,833,152 shares of our common stock and no shares of our preferred stock issued and outstanding.

This section summarizes the general terms of our common stock. The summaries in this section do not describe every aspect of our common stock. When evaluating our common stock, you should also refer to all of the provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and the Delaware General Corporation Law, as amended, or DGCL. Our amended and restated certificate of incorporation and our amended and restated bylaws are incorporated by reference in the registration statement of which this prospectus forms a part.

Terms of Common Stock

Voting Rights

Each share of common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Our common stock votes as a single class on all matters relating to the election and removal of directors on our board of directors and as provided by law. Holders of our common stock do not have cumulative voting rights. Except in respect of matters relating to the election of directors, or as otherwise provided in our amended and restated certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting at which a quorum is present and entitled to vote on the subject matter. The holders of a majority of the outstanding voting power of all shares of capital stock entitled to vote, present in person or represented by proxy, constitutes a quorum at all meetings of our stockholders. In the case of the election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.

Dividend Rights

The holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Our ability to pay dividends on our common stock will be limited by restrictions on the ability of our subsidiaries to pay dividends or make distributions to us, including restrictions under the terms of the agreements governing our indebtedness.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock are entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of its preferred stock, if any, before we may pay distributions to the holders of our common stock.

Other Rights

Our stockholders have no preemptive, conversion or other rights to subscribe for additional shares. All outstanding shares, including all shares offered by this prospectus, are validly issued fully paid and nonassessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that our board of directors may designate and issue in the future.

Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “ACHC”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Registration Rights

Effective April 1, 2011, Acadia Healthcare Holdings, LLC, or Acadia Holdings, entered into an amended and restated registration rights agreement with the holders of substantially all of its equity securities at the time pursuant to which such holders have the right to demand the registration of all or a portion of their securities and have certain “piggyback” registration rights, subject to certain limitations. In connection with the consummation of our acquisition of PHC, Inc. on November 1, 2011, Waud Capital Partners and the other members of Acadia Holdings caused the dissolution of Acadia Holdings and the distribution of the common stock held by Acadia Holdings to its members. In connection with such dissolution and distribution, we assumed Acadia Holdings’ rights and obligations under the amended and restated registration rights agreement.

Stockholders Agreement

We are party to a stockholders agreement with Waud Capital Partners which provides it with certain rights over Company matters. In accordance with the terms of the stockholders agreement among Waud Capital Partners, Acadia and certain current and former members of our management, for so long as Waud Capital Partners owns at least 17.5% of our outstanding common stock, Waud Capital Partners is entitled to designate the pro rata number of our directors that is proportional (but rounded up to the nearest whole number) to its percentage ownership of our outstanding common stock, subject to the NASDAQ rules regarding director independence, and has consent rights to many corporate actions, such as issuing equity or debt securities, paying dividends, acquiring any interest in another company and materially changing our business activities. As of May 31, 2014, Waud Capital Partners owned approximately 23% of our outstanding common stock.

Antitakeover Effects of Delaware Law and Acadia’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in our control or our management.

Classified Board of Directors

In accordance with our amended and restated certificate of incorporation our board of directors is divided into three classes, with each class serving three-year staggered terms. In addition, under the DGCL, directors serving on a classified board of directors may only be removed from the board of directors with cause and by an affirmative vote of the majority of our common stock. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in our control or our management.

Requirements for Advance Notification of Stockholder Meetings

In accordance with our amended and restated certificate of incorporation, special meetings of the stockholders may be called only upon a resolution approved by a majority of our board of directors then in office.

Requirements for Nominations and Proposals at Stockholder Meetings

Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as brought by or at the direction of our board of directors. In accordance with our amended and restated bylaws, nominations of persons for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting (1) by or at the direction of our board of directors or (2) provided that our board of directors has determined that directors will be elected at such special meeting, by any holder of our stock who (i) is a stockholder of record both at the time the notice is delivered and on the record date for the determination of stockholders entitled to vote at such meeting, (ii) is entitled to vote at the meeting and upon such election, and (iii) complies with the notice procedures set forth in our amended and restated bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in our control or our management.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of our stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the related certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders may be effected at a duly called annual or special meeting of our stockholders and may not be effected by consent in writing by such stockholders.

Business Combinations with Interested Stockholders

In accordance with our amended and restated certificate of incorporation we are not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we will not be subject to any anti-takeover effects of Section 203 of the DGCL. However, our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that both Waud Capital Partners, any investment fund managed by Waud Capital Partners and any of their respective Affiliates and Associates (each as defined in our amended and restated certificate of incorporation) with whom any of the foregoing are acting as a group or in concert for the purpose of acquiring, holding, voting or disposing shares of our stock and any persons to whom Waud Capital Partners sells at least five percent (5%) of our outstanding voting stock will be deemed to have been approved by our board of directors, and thereby not subject to the restrictions set forth in our amended and restated certificate of incorporation that have the same effect as Section 203 of the DGCL.

Requirements for Amendments to Acadia’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

The DGCL provides that in order to amend the certificate of incorporation, the board of directors must adopt a resolution that then must be approved by the affirmative vote of a majority of the voting power of the outstanding stock entitled to vote thereon, unless a greater vote is specified in the certificate of incorporation, and subject to any additional vote required by any series of preferred stock. In accordance with our amended and restated certificate of incorporation, the articles relating to the following topics may only be amended, altered, changed or repealed by the affirmative vote of the holders of at least a majority of the voting power of all of our outstanding shares of capital stock entitled to vote generally in the election of directors, other than shares of any “Interested Stockholder” (as defined in our amended and restated certificate of incorporation): Board of Directors (Article Six); Limitation of Director Liability (Article Seven); Limitations on Written Consent/Special Meetings (Article Eight); Business Combinations (Article Ten); Poison Pill (Article Eleven); Amendments (Article Twelve); Forum Selection (Article Thirteen); and Severability (Article Fourteen). Our amended and restated certificate of incorporation also provides that Article Nine, which deals with corporate opportunity, may only be amended, altered or repealed by a vote of 80% of the voting power of all of our shares of common stock then outstanding, voting together as a single class. See “—Corporate Opportunity.”

Our amended and restated certificate of incorporation provides that our amended and restated bylaws may be adopted, amended, altered or repealed by the affirmative vote of a majority of our board of directors. In addition, our bylaws may be adopted, amended, altered or repealed by the affirmative vote of the stockholders having at least a majority of the voting power of all of the then outstanding shares of our capital stock, voting together as a single class.

Corporate Opportunity

Our amended and restated certificate of incorporation provides that the doctrine of “corporate opportunity” does not apply against Waud Capital Partners, its affiliates, any investment fund managed by Waud Capital Partners or any of their respective portfolio companies or their respective partners, members, directors, employees, stockholders, agents or successors, in a manner that would prohibit them from investing in competing businesses or doing business with Acadia’s clients or customers. If the ownership of our common stock continues to be highly concentrated, it may prevent you and other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause our stock price to decline.

Limitation on Liability and Indemnification of Officers and Directors

In accordance with our amended and restated bylaws, we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

We entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

SELLING STOCKHOLDERS

We may register shares of common stock covered by this prospectus for re-offers and re-sales by any selling stockholders named in an applicable prospectus supplement. Because we are a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act, we may add secondary sales of shares of our common stock by any selling stockholders by filing an applicable prospectus supplement with the SEC. We may register these shares to permit selling stockholders to resell their shares when they deem appropriate. Selling stockholders may resell all, a portion or none of their shares at any time and from time to time. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any applicable prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders. We will provide you with an applicable prospectus supplement naming the selling stockholder(s), the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by the selling stockholder(s). The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We may sell our common stock, and certain selling stockholders may sell common stock, in one or more of the following ways from time to time:

•	to or through agents, dealers or underwriters;

•	directly to one or more purchasers;

•	through a combination of any of these methods of sale; or

•	through any other methods described in a prospectus supplement.

Any prospectus supplement related to an offering of common stock will set forth the specific terms of such offering, including:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the common stock and the proceeds to Acadia and any selling stockholders from the sale; and

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation.

In addition, upon being notified by a selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

If a dealer is used in the sale of common stock, we or the selling stockholders, if any, may sell the common stock to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be set forth in a prospectus supplement relating to that transaction.

The underwriters, dealers and agents participating in any distribution of the common stock may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions under the Securities Act. Additionally, because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, selling stockholders may be subject to the prospectus delivery requirements of the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us and selling stockholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us and the selling stockholders for certain expenses.

If so indicated in an applicable prospectus supplement, we and certain selling stockholders may authorize dealers acting as an agent to solicit offers by institutions to purchase our common stock from us or the selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of our common stock sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us and the selling stockholders.

Our common stock also may be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, or remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the selling stockholders will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with us and the selling stockholders to indemnification by us against certain liabilities, including liabilities under the Securities Act.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell our common stock covered by this prospectus and any applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Any selling stockholders may also resell all or a portion of his, her or its shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided he, she or it meets the criteria and conforms to the requirements of that rule, Section 4(a)(1) of the Securities Act or other applicable exemptions, regardless of whether the common stock is covered by the registration statement of which this prospectus forms a part. Additionally, any selling stockholders may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with such selling stockholders. Any selling stockholders also may sell shares short and redeliver shares to close out such short positions. Any selling stockholders may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Any selling stockholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our common stock or the selling stockholders’ common stock or in connection with the offering of other securities not covered by this prospectus.

To facilitate the offering of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the common stock. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the common stock originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions, if commenced, may be discontinued by the underwriters at any time.

One or more of the underwriters, dealers or agents, and/or one or more of their respective affiliates, may be a lender under our amended and restated credit agreement, as amended, and may provide other commercial banking, investment banking and financial advisory services to us and/or our subsidiaries and affiliates from time to time in the ordinary course of business for which they have received customary fees and expenses.

During such time as we may be engaged in a distribution of the common stock covered by this prospectus we are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distributing from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

LEGAL MATTERS

Certain legal matters with respect to the validity of the common stock being offered by this prospectus will be passed upon for us by Waller Lansden Dortch & Davis, LLP. Any underwriters, dealers or agents will be advised about other issues relating to any transaction by their own legal counsel.

EXPERTS

The consolidated financial statements of Acadia Healthcare Company, Inc., included in Acadia Healthcare Company Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013, and the effectiveness of Acadia Healthcare Company, Inc.’s internal control over financial reporting as of December 31, 2013 (excluding the internal control over financial reporting of DMC-Memphis, Inc. d/b/a Delta Medical Center, two facilities acquired from United Medical Corporation, The Refuge, a Healing Place, LLC, Longleaf Hospital, and Cascade Behavioral Hospital), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Acadia Healthcare Company, Inc.’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of DMC-Memphis, Inc. d/b/a Delta Medical Center, two facilities acquired from United Medical Corporation, The Refuge, a Healing Place, LLC, Longleaf Hospital, and Cascade Behavioral Hospital from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements of Partnerships in Care Limited 1 included in Exhibit 99.3 of Acadia Healthcare Company Inc. Current Report on Form 8-K dated June 9, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement and exhibits thereto, and statements included in this prospectus as to the content of any contract or other document referred to are not necessarily complete. For further information, please review the registration statement and the exhibits filed with the registration statement, and the documents that we reference under the caption “Incorporation of Certain Documents by Reference.”

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information concerning the operation of the Public Reference Room. Our SEC filings, including the complete registration statement of which this prospectus is a part, are also available to the public at the SEC’s website at www.sec.gov.

We make available free of charge through our website, which you can find at www.acadiahealthcare.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC. The information contained on our website is not part of this prospectus, any applicable prospectus supplement or any applicable free writing prospectus and is not incorporated by reference into this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or any other document that we file with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or contained in another document filed with the SEC in the future which itself is incorporated into this prospectus.

We are incorporating by reference the following documents, which we have previously filed with the SEC:

(1) our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

(2) our Quarterly Report on Form 10-Q for the three months ended March 31, 2014;

(3) our Current Reports on Form 8-K filed with the SEC on February 19, 2014, April 11, 2014, April 23, 2014, May 23, 2014, June 6, 2014 and June 9, 2014 (other than, in each case, information therein deemed furnished and not filed);

(4) the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2014; and

(5) a description of our capital stock as set forth in our Registration Statement on Form 8-A, filed on October 31, 2011.

We incorporate by reference any documents filed by us in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to termination of the offering made by this prospectus (other than, in each case, information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference into this prospectus. Requests for documents should be submitted in writing to Acadia Healthcare Company, Inc., 830 Crescent Centre Drive, Suite 610, Franklin, Tennessee 37067, Attention: Chief Financial Officer. Our telephone number at that address is (615) 861-6000. Our website is at www.acadiahealthcare.com. The information contained on our website is not part of this prospectus, any applicable prospectus supplement or any applicable free writing prospectus and is not incorporated by reference into this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or any other document that we file with the SEC.

5,033,230 shares

Acadia Healthcare Company, Inc.

Common Stock

Prospectus Supplement

UBS Investment Bank

August 10, 2015